UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2014
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-11312
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303-1740
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Cousins Properties Incorporated (the “Company”) announced on March 13, 2014 that it will redeem all 3,791,000 issued and outstanding shares of the Company’s 7½% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”).

The redemption date (the “Redemption Date”) will be April 14, 2014. The Series B Preferred Stock (CUSIP: 222795403) will be redeemed in whole at the par value of $25.00 per share, plus accrued and unpaid dividends to the Redemption Date in an amount equal to $0.30729 per share, for a total payment of $25.30729 per share (together, the “Redemption Price”). From and after the Redemption Date, dividends on the Series B Preferred Stock will cease to accrue and the only remaining right of the holders of shares of the Series B Preferred Stock will be to receive payment of the Redemption Price.

The notice of redemption will be mailed to holders of record of the Series B Preferred Stock on March 14, 2014. Questions relating to the notice of redemption should be directed to American Stock Transfer & Trust Company, LLC, the Company’s transfer agent and the paying agent (the “Redemption Agent”) for the redemption of the Series B Preferred Stock. The address of the Redemption Agent is American Stock Transfer & Trust Company, LLC, Corporate Actions Group, 6201 15th Avenue, Brooklyn, NY 11219.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.        Exhibit Description

99.1             Press Release, dated March 13, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2014

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
Exhibit No.            Exhibit Description
99.1                     Press Release, dated March 13, 2014